Exhibit 99.1

                Gexa Energy Announces It Has Hired David Holeman
                           as Chief Financial Officer

    HOUSTON--(BUSINESS WIRE)--June 2, 2004--Gexa Corp. (OTCBB:GEXC), a Texas retail electricity provider, announced today that Dave Holeman, formerly CFO of Houston Cellular Telephone Company, has been named as chief financial officer of the Company. Mr. Holeman has over 17 years of financial experience in the telecommunication, healthcare and public accounting industries. Most recently, Mr. Holeman was with Houston Cellular for 7 years serving the last 3 years as CFO. Mr. Holeman is a Certified Public Accountant and has a BBA degree in accounting from Abilene Christian University.
    Neil M. Leibman, chairman and CEO, said, "We are very excited to have Dave Holeman join our team as his hire is a key step in executing our action plan. Mr Holeman will also lead the search for additional hires for our finance team. His financial leadership will be vital to Gexa as we continue to grow the company with a fundamentally strong organizational base."
    About Gexa Energy: Gexa Energy is a Texas-based retail electric provider which entered the market as deregulation began on January 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer-friendly service.

    Forward-Looking Statements:

    This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund future operations, our assumptions regarding the competitive restructuring and deregulation of the electricity market, competition from utility companies, our dependence on the services of certain key personnel and our ability to manage our growth successfully. In particular, careful consideration should be given to cautionary statements made in the various reports Gexa Corp. files with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.


    CONTACT: Gexa Corp., Houston
             Neil Leibman, 713-961-9399
             investors@gexaenergy.com